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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 10, 2000, relating to the statement of assets and liabilities of Active Assets Institutional Money Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
January 10, 2000